Nestor, Inc. 400 Massasoit Avenue, Suite 200 East Providence, RI 02914
              Ph: (401) 434-5522 Fax: (401) 434-5809 www.nestor.com




FOR IMMEDIATE RELEASE


CONTACT:   Nigel P. Hebborn, Executive Vice President
           (401) 434-5522 ext. 714 www.nestor.com



                     NESTOR RAISES AN ADDITIONAL $2 MILLION


PROVIDENCE, RI - October 17, 2003 - Nestor, Inc. (OTC: NESO) is pleased to announce that it has received $2 million for a convertible note issued to Silver Star Partners I, LLC. Nestor and its subsidiary, Nestor Traffic Systems, Inc. will use the proceeds as operating capital to continue delivery of the company's core safety product, CrossingGuard(R).

William B. Danzell, CEO of Nestor stated, "The last several months represent significant progress for Nestor. Since August, we have completed installation of fourteen new approaches, continuing to meet both our Company objectives and our clients' expectations. This addition of capital strengthens our position and enables us to maintain our current installation schedule while working to deliver CrossingGuard to new clients".

CrossingGuard uses patented digital imaging technology to deliver the most advanced Automated Red-light Enforcement available. Through the use of multiple videos and 24/7 real-time monitoring, CrossingGuard ensures system integrity and system reliability. These features, coupled with the unique Collision Avoidance safety feature, are helping to make standard intersections intelligent.

Statements in this press release about future expectations, plans and prospects for Nestor, including statements containing the words "expects," "will," and similar expressions, constitute forward-looking statements within the meaning of
Section 21E of the Securities Exchange Act of 1934. We may not achieve the plans, intentions or expectations disclosed in our forward-looking statements and investors should not place undue reliance on our forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various factors, including: market acceptance of our products, competition and other factors discussed in Exhibit
99.1 to our most recent annual report filed with the SEC. The forward-looking statements included in this press release represent our current views and we specifically disclaim any obligation to update these forward-looking statements in the future.

CrossingGuard is a registered trademark of Nestor Traffic Systems, Inc. For more information, call (401) 434-5522 or visit www.nestor.com.


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